EXHIBIT 4.1

COMMON STOCK
BOVIE Medical Corporation

Number

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.001 PER SHARE OF

BOVIE MEDICAL CORPORATION

(hereinafter called the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby Are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents.
This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

Countersigned and Registered:
PRESIDENT
MANHATTAN TRANSFER REGISTRAR CO.
(HOLBROOK, N.Y.)
CHAIRMAN

Transfer Agent and Registrar

Authorized Signature